UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2004

CITY HOLDING COMPANY

(Exact name of registrant as specified in its charter)

West Virginia	0-17733	55-0619957
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification Number)

25 Gatewater Road

Charleston, West Virginia, 25313

(Address of principal executive officers)

(304) 769-1100

(Registrant’s telephone number, including area code)

Not applicable

(Former name, former address and former fiscal year, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.

On March 31, 2004, City Holding Company (“the Company”) issued a news release, attached as Exhibit 99, announcing the declaration of a $0.22 per common share dividend for shareholders of record as of April 15, 2004, payable on April 30, 2004. The dividend represents a 10% increase from the $0.20 per share cash dividend paid in the first quarter of 2004 and follows a 33% increase in the cash dividend approved by the Board of Directors in April 2003. Furnished as Exhibit 99 and incorporated herein by reference is the news release issued by the Company announcing its increase in dividends payable to common shareholders.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

99	News Release issued on March 31, 2004

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITY HOLDING COMPANY

Date: April 1, 2004	By:	/s/ Michael D. Dean
Michael D. Dean Senior Vice President - Finance, Chief Accounting Officer and Duly Authorized Officer